EXHIBIT 4.2

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

OS- _________

INDAS GREEN ACQUISITION CORPORATION

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARE

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP G47616 100

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF
$.0001 PER SHARE, OF THE ORDINARY SHARES OF

INDAS GREEN ACQUISITION CORPORATION

transferable on the books of INDAS GREEN ACQUISITION CORPORATION
(the “Company”) in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company will be forced to liquidate if it is unable to complete a business combination by [     ], 2010 or [     ], 2011 in the event the Company’s shareholders approve the extended period, as more fully described in the Company’s final prospectus dated [     ], 2008. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

INDAS GREEN ACQUISITION CORPORATION

CAYMAN ISLANDS
SEAL
2008

AUTHORIZED OFFICER

(Signature)
CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)
SECRETARY

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:

(Reverse of Certificate)

INDAS GREEN ACQUISITION CORPORATION

The Company will furnish without charge to each shareholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — _______________ Custodian __________________
(Cust)     (Minor)
under Uniform Gifts to Minors
Act _________________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received _____________________________________________________________________________, hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

 (PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account only in the event that the Company is liquidated because it does not consummate an acquisition through a share capital exchange, share reconstruction or amalgamation, asset acquisition or other similar businesses combination with one or more operating businesses or assets (each a “Business Combination”) or the holder(s) seek to convert his, her or its respective shares into cash in connection with a proposed extension of the Company’s existence to [______], 2011 [THIRTY-SIX MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING] if he, she or it voted against it and the extended period is approved, or a Business Combination which he, she or it voted against and which is actually approved and, in the case of a Business Combination, completed by the Company. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.